UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  January 31, 2012

WAUSAU PAPER CORP.

(Exact name of registrant as specified in its charter)

WISCONSIN	1-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE

MOSINEE, WI 54455-9099

(Address of principal executive offices, including Zip Code)

(715) 693-4470

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01.

Other Events

On January 31, 2012, Wausau Paper Corp. (the “Company”), and its wholly-owned subsidiary, Wausau Paper Mills, LLC, completed the previously-announced sale of its premium print and color brands to Neenah Paper, Inc.  Under the terms of the agreement, a cash payment of $21 million has been received for the Company’s premium print and color brands (including Astrobrights®, Astroparche®, and the Royal family of products); exclusive license rights for use of the Company’s Exact® brand in connection with Index, Tag, and Vellum Bristol products; approximately one month of finished goods inventory; and certain manufacturing equipment.

A copy of the agreement executed in connection with the sale transaction is attached as Exhibit 2.1 to this Current Report on Form 8-K.  The Company’s news release announcing the closing is attached as Exhibit 99.1 to the Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 2.1*

Asset Purchase Agreement, by and among Neenah Paper, Inc., Wausau Paper Corp., and Wausau Paper Mills, LLC, dated as of December 7, 2011

Exhibit 99.1

News release dated January 31, 2012

*Page iv of Exhibit 2.1 filed with this Current Report on Form 8-K contains a list of exhibits and schedules that are not included with this filing in accordance with Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish to the Securities and Exchange Commission, as a supplement, a copy of any omitted exhibit or schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  February 1, 2012

By:  SCOTT P. DOESCHER

Scott P. Doescher

Executive Vice President–Finance

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated January 31, 2012

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 2.1

Asset Purchase Agreement, by and among Neenah Paper, Inc., Wausau Paper Corp., and Wausau Paper Mills, LLC, dated as of December 7, 2011

Exhibit 99.1

News release dated January 31, 2012